UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2012

CLEAN WIND ENERGY TOWER, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53035	82-6008752
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

1997 Annapolis Exchange Pkwy., Suite 300,
Annapolis, Maryland  21401
 (Address of principal executive offices)

(410) 972-4713
 (Registrant's telephone number, including area code)

Copies to:
Stephen M. Fleming, Esq.
Fleming PLLC
49 Front Street, Suite 206
Rockville Centre, New York  11570
Phone: (516) 833-5034
Fax: (516) 977-1209

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement
Item 2.03  Creation of a Direct Financial Obligation
Item 3.02  Unregistered Sales of Equity Securities

On February 29, 2012, Clean Wind Energy Tower, Inc. (the “Company”) entered into a Note Purchase Agreement and a Pledge and Security Agreement with Hanover Holdings I, LLC ("Hanover"), providing for the sale of an Original Issue Discount Secured Convertible Promissory Note in the principal amount of $335,000 (the "Note").  The financing closed on March 2, 2012.  The Note contained an original issue discount of 10% representing $33,500.  In the event of default, Hanover may convert balances owed under the Note into restricted shares of common stock, at Hanover’s option, at a conversion price equal to 45% of the lowest trading price for the common stock at any time during the prior 10 trading days immediately preceding the date of the notice of such conversion.

The Note bears interest at the rate of 15% per annum.  Subject to the prepayment provisions in the Note, the principal plus interest amount of the Note is to be repaid subject to an amortization schedule which provides that the Company pay (i) $47,562.50 thirty days from the date of the Note, (ii) $62,562.50 sixty days from the date of the Note, (iii) $112,562.50 ninety days from the date of the Note and (iv) $162,562.50 one hundred twenty days from the date of the Note.  The Company may prepay the Note in full at the Company’s sole option and discretion by providing to Hanover three prior trading days’ written notice, in full.  The Company is required to pay off all principal, interest and any other amounts owing prior to any such prepayment.   In order to facilitate the closing of this financing, a shareholder pledged 10,000,000 shares to Hanover.

The  Company  claims an  exemption  from the  registration  requirements  of the Securities  Act of 1933,  as amended  (the "Act") for the private  placement  of these  securities  pursuant  to  Section  4(2) of the Act  and/or  Regulation  D promulgated  there under since,  among other  things,  the  transaction  did not involve a public  offering,  Hanover is an accredited  investor, Hanover had access to information about the Company  and their  investment,  Hanover  took the  securities  for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01     Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
4.1	Note Purchase Agreement by and among the Company and the Hanover Holdings I, LLC, dated February 29, 2012

4.2	Original Issue Discount Secured Convertible Promissory Note issued to Hanover Holdings, LLC

4.3	Pledge and Security Agreement by and among the Company and the Hanover Holdings I, LLC, dated February 29, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN WIND ENERGY TOWER, INC.

Date: March 7, 2012	By:	/s/ Ronald W. Pickett
Ronald W. Pickett
CEO, President and Chairman